AUDIT COMMITTEE REPORT DEAR SHAREHOLDER As Chair of the Audit Committee, I am pleased to present this report, which intends to give shareholders a clear overview of the significant items that were considered in 2025 and how these were addressed by the Committee. This included discharging the Committee’s important oversight role to monitor and critically assess the integrity of the Company’s financial reporting and the effectiveness of internal control and risk management systems on which it has reported to the Board. As announced in July 2025, Cindy Rose succeeded Mark Read as Chief Executive Officer of the Company on 1 September 2025. Accordingly, Cindy stepped down as a member of the Audit Committee on appointment as Chief Executive Officer. Following PwC’s first audit of the Company in respect of the 2024 financial year, the Committee reviewed the audit with particular focus, in order to accurately build on joint success factors going into the 2025 financial year and subsequent audit years. Further details on this process are provided in the following pages of this report In 2025, the FRC’s Audit Quality Review Team reviewed PwC’s audit of our 2024 financial statements, with no key findings and good practice observed in certain areas. I engaged with the FRC at both the outset and conclusion to its inspection, to understand the FRC's perspectives and to ensure that PwC had responded appropriately to the findings. Committee members* – Sandrine Dufour (Chair) – Tom Ilube CBE – Simon Dingemans The Company Secretary is Secretary to the Committee and attends all meetings. Regular attendees at the invitation of the Committee include the Chair, Senior Independent Director, Chief Executive Officer, Chief Financial Officer, Group Chief Counsel, Group Financial Controller, General Counsel Corporate Risk, Director of Internal Audit, Director of Treasury and the external auditor. The Board has determined that Sandrine Dufour is the Audit Committee financial expert as defined by the Sarbanes-Oxley Act 2002 and, together with Simon Dingemans, has recent and relevant financial experience for the purposes of the 2024 UK Corporate Governance Code (‘the Code’). The members of the Committee have been determined to be independent within the meaning of the applicable NYSE listing standards and rules of the Securities Exchange Act 1934, as amended. The Committee has, as a whole, competence relevant to the sectors in which the Company operates. Key responsibilities – Monitoring and critically assessing the integrity of financial information provided to shareholders, including the review of significant accounting policies and financial reporting judgements – Overseeing the appointment, remuneration and independence of the external auditor and the effectiveness of the audit process as a whole – Reviewing the integrity, adequacy and effectiveness of the Company’s internal financial controls and the internal control and risk management systems, including the risk management framework and related compliance activities – Monitoring the integrity of the Company’s ESG disclosures and related assurance – Assessing and monitoring the principal and emerging risks facing the Company – Monitoring and reviewing the Company’s internal audit function effectiveness and activities Attendance at Committee meetings during the year can be found on page 77 *  Cindy Rose served as a Committee member until her appointment as CEO on 1 September 2025 The Committee oversaw the continued strengthening of controls and controllership enhancement during 2025.” SANDRINE DUFOUR CHAIR OF THE AUDIT COMMITTEE WPP ANNUAL REPORT 2025 84 CORPORATE GOVERNANCE

In response to high-profile external cyber events that impacted other organisations in the year, the Committee carefully considered the details of these events and lessons learned in the context of the Company’s protocols and technologies, with the support of the Group’s Security (cyber), Technology Risk & Compliance team and Cybersecurity Council, co-chaired by the CIO and CISO. At each Committee meeting in 2025, the identification and review of emerging risks have been considered by the Committee. Certain meetings of the Committee continue to be partially combined with Sustainability Committee meetings, to ensure effective governance and oversight of key sustainability issues and risks and assurance thereof. This effectively streamlines the committees’ review and assurance processes associated with ESG reporting. The Committee monitored the changing landscape in relation to the regulation of AI, with the Company having established an AI Governance Committee which oversees the application and adoption of, and risks associated with, generative AI across WPP. The Committee also paid careful attention during the year to regulatory developments, including the UK Government’s corporate reporting and audit reform initiatives and preparation for upcoming disclosures relating to the effectiveness of internal controls, in line with Provision 29 of the 2024 Code, with effect from 1 January 2026. Further detail on these preparations is provided on page 87 The Committee oversaw the continued strengthening of controls and controllership enhancement during 2025, as part of a multi-year programme to drive improved control effectiveness across the Group. Further detail is provided on page 87 The annual Board and Committee performance review assessed the performance of the Committee and I am pleased that this concluded that the Committee operates effectively. The Board takes reassurance from the quality of the Committee’s work and is satisfied that the Committee members bring a wide range and depth of financial and commercial experience and, in addition to those members designated to have recent and relevant financial experience for the purposes of the 2024 Code, Tom Ilube brings extensive subject matter and process expertise including on emerging technologies, IT transformation and cyber security, to the Committee’s membership. I also met privately with the lead audit partner for PwC, in addition to the Director of Internal Audit, to provide opportunities to discuss potential issues and as part of the assessment of their effectiveness. The sections that follow provide a more detailed explanation of the Committee’s work in 2025. Sandrine Dufour Chair of the Audit Committee 19 March 2026 Key considerations in 2025 included: – Continuing to provide oversight of the financial reporting process and integrity of the financial statements – Overseeing the rebasing of guidance around the financial outlook for 2025 – Reviewing the external audit in respect of the 2024 financial year to accurately build on positive factors and identify opportunities to enhance the audit process in the 2025 financial year – Monitoring the role, performance and outcomes of the Risk and Controls Group against its objectives, including for the continuous improvement of the control environment – Considering external cyber events in the context of the Company’s protocols and technologies – Considering the identification and review of emerging risks – Overseeing the integrity of the Company’s ESG disclosures – Ongoing monitoring of the business integrity programme, including oversight of whistleblower reports – Monitoring progress against the internal audit plan and reviewing the effectiveness of the internal audit function – Overseeing ongoing preparatory work for the implementation of the 2024 Code in relation to Provision 29 Other reviews undertaken in 2025 included: – Deep dive reports on Internal Controls effectiveness and controllership enhancement plans – Reports on any actual or potential legal proceedings and claims – Treasury policy, performance and risk management – Group tax strategy, performance and drivers of the Group effective tax rate – Reports on data protection and data privacy – Assessment of fraud risk Audit committee Report WPP ANNUAL REPORT 2025 85 CORPORATE GOVERNANCE

INTERNAL AUDIT The internal audit team, which reports functionally to the Audit Committee, provides independent assurance over the Company’s risk management and internal controls processes via internal audits and the testing programme for the Sarbanes- Oxley Act. The internal audit team has unrestricted access to all Group documentation, premises, functions and employees to enable it to perform its work. The Committee Chair met regularly with the Director of Internal Audit during the year without executive management present to discuss risk matters and the nature of internal audit findings in more depth. The Director of Internal Audit formally reports to each Committee meeting on the key internal audit findings, together with the status of management’s implementation of recommendations. At least once a year this includes key themes from internal audit’s work. This year, those themes included issues relating to policy and regulatory compliance. Significant issues identified were discussed in detail by the Committee along with the remediation plans to resolve them. The annual internal audit plan includes assurance over the key projects and initiatives, key business risks and operating companies. It was approved by the Committee and progress against the plan was monitored throughout the year with any changes to the plan noted and approved by the Committee. The internal audit team continues to successfully deliver through a hybrid model of remote auditing supported by international travel where appropriate. The Committee assesses and evaluates the work of internal audit on a regular basis and monitors the resourcing and experience within the team. We are satisfied that the scope, extent and effectiveness of internal audit work is appropriate for the Group. FINANCIAL REPORTING The Committee is responsible for reviewing the quarterly, half yearly and annual financial results, including the Annual Report, with management, focusing on the integrity of the financial reporting process, compliance with relevant legal and financial reporting standards and application of accounting policies and judgements. During the year, the Committee considered management’s application of key accounting policies, compliance with disclosure requirements and relevant information presented on significant matters of judgement to ensure the adequacy, clarity and completeness of half yearly and annual financial results announcements. The Committee undertook a detailed review before recommending to the Board that the Company continues to adopt the going concern basis in preparing the annual financial statements. The Committee also reviewed various materials to support the statements in the Annual Report on risk management and internal control and the assessment of the Company’s long-term viability. See page 54 for more details FAIR, BALANCED AND UNDERSTANDABLE To support the Board’s confirmation that the Annual Report and Accounts, taken as a whole, is considered to be fair, balanced and understandable, and provides the information necessary for shareholders to assess the Company’s position, performance, business model and strategy, the Committee oversaw the process by which the Annual Report and Accounts was prepared. The Committee received a summary of the approach taken by management in the preparation of the Annual Report and Accounts to ensure that it met the requirements of the Code, and considered in particular: the accuracy, integrity and consistency of the messages conveyed in the Annual Report; the appropriateness of the level of detail in the narrative reporting; and that a balance had been sought between describing potential challenges and opportunities. The Committee therefore recommended to the Board (which the Board subsequently approved) that, taken as a whole, the 2025 Annual Report and Accounts is fair, balanced and understandable and provides the necessary information for shareholders to assess the Company’s position and performance, business model and strategy. Audit committee Report WPP ANNUAL REPORT 2025 86 CORPORATE GOVERNANCE

The Committee reviewed the assessment of internal control deficiencies reported by management and PwC in 2025, the prioritisation of remediation, management’s and PwC’s evaluation of the deficiencies that were reported and management’s progress during 2025 in remediating outstanding deficiencies. The Committee had a particular focus on the controls for the Critical Accounting Judgements and Estimates on page 90, IT general controls and key business process compensating controls. Management evaluated all internal control deficiencies identified throughout the Group both individually and in the aggregate, and concluded that the Group’s ICFR was effective as at 31 December 2025 and reported these conclusions to the Committee. The Committee assessed and challenged management’s evaluation, and believes that management’s evaluation is appropriate. Alongside the ongoing ERP deployment and finance shared service optimisation programmes, management continued its focus on controls enhancement through its Controllership Enhancement Plan. Focus areas for the Controllership Enhancement Plan in 2025 included controls culture, control framework and policy rationalisation, “deep dive” balance sheet reviews, training and capabilities. Management set clear control enhancement objectives for 2025 as part of its ongoing and continued development of the Group’s controls culture. The Committee reviewed management’s objectives for this programme and noted management’s progress against its control enhancement objectives through the course of the year. RISK MANAGEMENT AND INTERNAL CONTROLS The Board has overall responsibility for setting the Company’s risk appetite and for ensuring there is effective risk management. The Committee supports the Board in the management of risk and, in 2025, was responsible for monitoring and reviewing the effectiveness of the Company’s approach to risk management and the internal control framework. Under the overall supervision of the Committee, the WPP Risk Committee, an executive committee which reports into the Audit Committee and is supported by risk committees in each agency, identifies and assesses emerging and principal risks and oversees and manages day-to-day risk in the business. To support the risk committees, there are two sub-committees to focus on the detail of risks relating to data privacy, security and ethics and to controls at both WPP and agency levels, and three sub-committees to focus on procurement, treasury and tax risks at WPP level. The General Counsel, Corporate Risk provides regular updates to the Committee on risk matters including emerging risks, adherence to the Company’s business integrity programme (including mitigating and remediation actions) and the monitoring and evolution of the Company’s four risk modules: governance, culture, appetite and management. An overview of how our risks are assessed and managed and how these were reviewed to assess the Company’s viability can be found on pages 50-54, together with an assessment of the principal risks and uncertainties facing the Company on pages 55-62. In fulfilling its responsibilities, the Committee received reports from the Risk and Controls Group throughout 2025 to enable evaluation of the control environment and risk management framework. Any necessary matters are highlighted in the Audit Committee Chair’s update to Directors at the relevant Board meeting and discussed by the Board. In January 2024, the FRC announced the publication of the 2024 Code. The Committee, together with the WPP Risk Committee, will oversee and make recommendations to the Board in relation to the changes to Provision 29. The changes will require the Board to make a disclosure relating to the effectiveness of internal controls including a declaration in relation to material internal controls as at year-end, with effect from 1 January 2026. During the year, the Committee oversaw ongoing preparatory work for the implementation of the 2024 Code in relation to Provision 29. This included a re-assessment of those risks to the Company that the Committee feels are within the scope of Provision 29 and defining the characteristics for identifying material controls. Updates on the assurance outcomes performed throughout 2026 will be provided to the Committee together with adjustments to the control environment as required. INTERNAL CONTROLS OVER FINANCIAL REPORTING The Committee carried out in-depth reviews of the Group’s internal controls over financial reporting (ICFR), with a focus on monitoring the design and operating effectiveness of the Group’s ICFR framework and compliance with Section 404 of the Sarbanes-Oxley Act. During 2025, the Committee monitored the effectiveness of the internal financial controls and internal control system of the Group. This primarily consisted of reviewing assurance reports from internal audit and reports from the Risk and Controls Group on the effectiveness of internal controls and being provided frequent updates of the status of, and reviewing the conclusions of, management’s assessment of ICFR. Management’s evaluation of ICFR focuses on its assessment of the effectiveness of key financial controls, which include: financial reporting controls; IT access controls; journal controls; reconciliations; management review controls, including business performance review controls; and segregation of duties controls. Management’s assessment was based on the internal audit testing plan reviewed by the Committee in early 2025, which used the criteria for effective internal control reflected in the Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Audit committee Report WPP ANNUAL REPORT 2025 87 CORPORATE GOVERNANCE

EFFECTIVENESS AND INDEPENDENCE OF THE EXTERNAL AUDITOR The Committee is determined to ensure that the Company receives an effective external audit. In 2025, the Committee evaluated the performance of the external audit through its ongoing review of the external audit process. Due to the 2025 financial year being PwC’s second audit of the Company, the Committee approached the evaluation with particular consideration to accurately build on joint success factors and identify any opportunities to enhance the process in the second and subsequent audit years, considering feedback through discussions with Committee members, key members of the Company’s finance and IT teams and PwC, which included overall management of the recent audit transition. BUSINESS INTEGRITY During the year, the Committee reviewed the adherence to, and evolution of, the business integrity programme. The Company has established procedures by which all employees may, in confidence (and, if they wish, anonymously) report any concerns and more information on this can be found on page 52. The Committee received regular updates throughout 2025 on the Company’s systems and controls for ethical behaviour, which included matters reported on the Company’s Right to Speak helpline and investigations and actions undertaken in response. The Committee received regular reports on the total number and nature of reports from whistleblowers and investigations by region and by agency both for substantiated and unsubstantiated cases. During the year, the Committee was satisfied that the Company’s whistleblower and investigations protocols, and the Right to Speak helpline arrangements, are effective and facilitate the proportionate and independent investigation of reported matters and allow appropriate follow-up action. TERMS OF REFERENCE The Committee’s terms of reference are reviewed annually by the Committee and adopted by the Board, most recently on 13 March 2026.   A copy of the Committee’s terms of reference is available on the Company’s website at wpp.com/investors/ corporate-governance FRC MINIMUM STANDARD The Company was compliant during the financial year with the FRC’s External Audit: Minimum Standard, as issued in May 2023. See page 89 for details of the Company’s Non-Audit Services Policy EXTERNAL AUDITOR The Committee has primary responsibility for overseeing the relationship with the external auditor, including assessing its performance, effectiveness and independence annually prior to making a recommendation to the Board in respect of its reappointment or removal. As reported previously, shareholders approved the appointment of PwC as the Company’s independent auditor at the 2024 AGM, following the conclusion of a competitive audit contract tender in 2021. The Company’s 2025 financial year is therefore their second year as auditor. The Company has complied with the Competition and Markets Authority’s Statutory Audit Services Order 2014 for the financial year under review in respect to audit tendering and the provision of non-audit services, with Giles Hannam holding the role of lead audit partner for PwC since the 2024 audit. APPOINTMENT OF EXTERNAL AUDITOR AT ANNUAL GENERAL MEETING The Committee has recommended to the Board, and the Board has approved, that PwC should be reappointed as auditor. Resolutions will be put to the 2026 AGM proposing the reappointment of PwC and to authorise the Audit Committee to determine the auditor’s remuneration. PwC’s lead audit partner will make himself available at the AGM to answer shareholder questions on the audit process. Audit committee Report WPP ANNUAL REPORT 2025 88 CORPORATE GOVERNANCE

There were no material non-audit services provided by PwC during 2025. The lead audit partner brought to the Committee’s attention during the year that PwC had been involved in a prohibited service in 2025, the details of which are set out in the Independent Auditor’s Report on pages 173-178. The Committee agreed that this activity did not impact the independence of PwC for the purposes of the audit. Based on the Committee’s review of the services provided by PwC and discussion with the lead audit partner, the Committee concluded that neither the nature nor the scale of the non-audit services gave any concerns regarding the objectivity or independence of PwC. The Committee considered the level of all non-audit services incurred as part of its annual review of PwC’s independence set out above and was satisfied that the auditor continued to exercise objectivity and remain independent throughout the year. The Committee also considered: – A report from PwC confirming it maintains appropriate internal safeguards in line with applicable professional standards to remain independent – The FRC’s Audit Quality Review’s 2024/25 Audit Quality Inspection and Supervision Report on PwC and the actions taken by PwC to address the findings in that report. During 2025, the Audit Quality Review Team (AQRT) of the FRC conducted a review of PwC’s audit of the Group for the year ended 31 December 2024. In February 2026, the AQRT provided its final report and the Committee Chair subsequently discussed the findings with the lead audit partner. The FRC review identified no key findings and highlighted good practice was observed in certain areas. The review provided a recommendation for limited improvement in one area and PwC has reported to the Committee how this recommendation has been incorporated into the current year’s audit. PwC attended all Committee meetings in 2025, met the Committee without executive management present and the Committee Chair regularly meets independently with the audit partners. Overall, the Committee concluded that: – It continues to be satisfied with the performance of the external auditor and with the policies and procedures in place to maintain its objectivity and independence – PwC possesses the skills, experience and resources required to fulfil its duties, and there was constructive challenge and appropriate scepticism where necessary, including continuing to challenge management’s assumptions relevant to critical accounting judgements, such as the goodwill impairment assessments of Ogilvy and AKQA, in addition to other areas detailed on page 90 – The audit for the year ended 31 December 2025 was effective NON-AUDIT SERVICES In line with the Company’s Non-Audit Services Policy, the Committee ensures that auditor objectivity and independence are safeguarded by reviewing and pre-approving the external auditor’s provision of certain non-audit services (including audit-related and other assurance services). The Committee is mindful of the 70% non-audit services fee cap in determining whether to pre-approve such services. 2024 2023 248 2 50 4240 2 492025 Audit fees Non-audit fees Total fee 47 AUDIT/NON-AUDIT FEES (£M) All fees are summarised periodically for the Committee to assess the aggregate value of non-audit fees against audit fees. During the year, PwC received £47 million in fees for work relating to the audit services it provides to the Company. Non-audit related work undertaken by external auditors amounted to fees of £2 million this year, which equated to 4% of the total audit fees paid. See page 148 for further details. Audit committee Report WPP ANNUAL REPORT 2025 89 CORPORATE GOVERNANCE

FINANCIAL REPORTING CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES The following critical accounting judgements and estimates in relation to the financial statements were assessed by the Committee and discussed with management and the external auditor, PwC: AREA OF FOCUS CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES ACTIONS TAKEN/CONCLUSION Goodwill impairments Estimates and judgements in relation to goodwill impairment testing The Committee assessed the appropriateness of the key assumptions used by management in its annual goodwill impairment assessments of Ogilvy and AKQA, with a particular focus on forecast revenue less pass-through costs and operating margins, post-tax discount rates and long-term growth rates. The Committee also assessed the approach taken by management to other cash generating units. The Committee was satisfied that the assumptions and resulting impairment charges were reasonable and that the associated disclosures are appropriate (see Note 11). OTHER AREAS Headline profit Judgements relating to headline profit measures The Committee considered the judgement applied by management in calculating headline profit, in order to present an alternative measure of performance by excluding items which are considered to be large, unusual and non-recurring which are otherwise included in profit measures determined under IFRS. The Committee was satisfied that the exclusion of the relevant amounts from headline profit measures was reasonable and consistent with the company’s historical practice, and that the associated disclosures are appropriate, and balanced alongside IFRS profit measures (see pages 180-183). Taxation The estimates and judgements made in respect of deferred tax assets and uncertain tax position liabilities The Committee considered the key judgements made by management, including relevant third-party professional advice that may have been received. The Committee considers the level of recognised deferred tax assets and uncertain tax position liabilities to be reasonable and that the associated disclosures are appropriate (see Note 7). Provisions The estimates and judgements made in respect of provisions for certain ongoing legal proceedings and claims The Committee considered the key judgements made by management in respect of certain ongoing legal proceedings and claims including professional advice that may have been received. The Committee considers the level of provisions recognised to be reasonable and that the associated disclosures are appropriate (see Note 20). Revenue recognition Judgements and estimates in respect of the measurement and recognition of variable consideration, and the determination of principal or agent in certain revenue arrangements The Committee considered the reasonableness of the key judgements and estimates applied by management in recording certain elements of the Group’s revenue, in particular in relation to the measurement and recognition of revenue from arrangements that include significant variable or rebate related consideration, and the determination of whether the Group was principal or agent in certain revenue arrangements. The Committee was satisfied the measurement and recognition of revenue in respect of these arrangements was appropriate. Going concern The going concern assessment and viability statement The Committee reviewed and assessed the scenarios modelled by management, including management’s downside and stress-testing scenarios, taking account of declines in revenue less pass-through costs compared to 2025. The Committee concurs with the conclusions from management’s going concern and viability statement assessments, and that the associated disclosures on page 54 are appropriate. Audit committee Report WPP ANNUAL REPORT 2025 90 CORPORATE GOVERNANCE